Prospectus Supplement Filed pursuant to Rule 424(b)(3)

Registration No. 333-132237

PROSPECTUS SUPPLEMENT NO. 29

DATED OCTOBER 18, 2007

(To Prospectus Dated June 23, 2006)

ACCENTIA BIOPHARMACEUTICALS, INC.

4,605,016 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated June 23, 2006, of Accentia Biopharmaceuticals, Inc. (the “Company”) as supplemented by Supplement No. 28 thereto dated October 9, 2007, Supplement No. 27 thereto dated October 4, 2007, Supplement No. 26 thereto dated September 21, 2007, Supplement No. 25 thereto dated September 12, 2007, Supplement No. 24 thereto dated September 6, 2007, Supplement No. 23 thereto dated August 24, 2007, Supplement No. 22 thereto dated August 15, 2007, Supplement No. 21 thereto dated June 29, 2007, Supplement No. 20 thereto dated June 14, 2007, Supplement No. 19 thereto dated May 15, 2007, Supplement No. 18 thereto dated April 19, 2007, Supplement No. 17 thereto dated March 28, 2007, Supplement No. 16 thereto dated March 2, 2007, Supplement No. 15 thereto dated February 14, 2007*, Supplement No. 14 thereto dated January 29, 2007, Supplement No. 13 thereto dated January 19, 2007, Supplement No. 12 thereto dated December 29, 2006, Supplement No. 11 thereto dated December 14, 2006, Supplement No. 10 thereto dated November 15, 2006, Supplement No. 9 thereto dated November 6, 2006, Supplement No. 8 thereto dated November 3, 2006, Supplement No. 7 thereto dated October 20, 2006, Supplement No. 6 thereto dated October 2, 2006, Supplement No. 5 thereto dated September 26, 2006, Supplement No. 4 thereto dated September 12, 2006, Supplement No. 3 thereto dated August 29, 2006, Supplement No. 2 thereto dated August 24, 2006 and Supplement No. 1 thereto dated July 19, 2006. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27 and 28 thereto. The Prospectus relates to the public sale, from time to time, of up to 4,605,016 shares of our common stock by the selling shareholders identified in the Prospectus.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27 and 28.

This prospectus supplement includes the attached Form 8-K dated October 18, 2007 as filed by us with the Securities and Exchange Commission.

We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated June 23, 2006, as previously supplemented) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 18, 2007.

*	The prospectus supplement dated February 14, 2007 was misnumbered and should have been prospectus supplement no. 15.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2007

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

See Form 8-K filed on October 18, 2007 by Biovest International, Inc., a majority owned subsidiary of Accentia Biopharmaceuticals, Inc. (the “Company”) which Form 8-K is attached as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 2.03 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K:

1.	Press release, dated October 16, 2007, by the Company announcing that its majority-owned subsidiary, Biovest International, Inc. announced today its regulatory strategy for its Fast Tracked Phase 3 clinical trial of its anti-cancer vaccine for the treatment of Non-Hodgkin’s Lymphoma, BiovaxID™. A copy of this press release is attached as Exhibit 99.2 to this Form 8-K.

2.	Press release, dated October 17, 2007, by the Company announcing the results of a market research study conducted with ear, nose, and throat specialists (ENTs or otolaryngologists), concerning their attitudes about the causation of Chronic Sinusitis (CS), the diagnosis, and the management of the disease. The results show that there is a very substantial acceptance of a fungal-induced etiology for CS. Beechwood Associates, Inc., designed the survey, collected data, and performed the analysis. A copy of this press release is attached as Exhibit 99.3 to this Form 8-K.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature and such statements are referred to as “forward-looking statements.” The forward-looking statements in this Form 8-K include statements about our product development programs, clinical trials for our SinuNase™ and BiovaxID™ products and potential future market opportunity. Such forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Accentia’s clinical trials and product development programs. All forward looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof.

2

Item 8.01.	Other Events.

On October 12, 2007 Accentia Biopharmaceuticals, Inc. (the “Company”) extended the exercise period of the short-term warrants (the “Warrants”) issued on February 28, 2007 in connection with the 8% Convertible Debenture Financing from October 12, 2007 through 5:00 P.M. Eastern time on October 19, 2007.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

3

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: October 18, 2007

4

EXHIBIT INDEX

Exhibit Number	Description
99.1	8-K filed by Biovest International, Inc. on October 18, 2007 (File No. 000-11480)

99.2	Press Release dated October 16, 2007 titled: “Accentia Biopharmaceuticals Announces Unblinding and Analysis of Fast Tracked Phase 3 Trial for BiovaxID”

99.3	Press Release dated October 17, 2007 titled: “Accentia Announces Results of Market Survey on Chronic Sinusitis Based on Responses From 750 ENT Specialists”

5

Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2007

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (508) 793-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 12, 2007, the Company entered into loan documentation for a financing transaction with a Director of the Company, as follows:

•

The Company issued an Unsecured Promissory Note in the amount of $300,000 to Ronald Osman, a Director of the Company in consideration of a loan in the principal amount of $300,000 to be used by the Company for operating expenses. This unsecured Note bears interest at prime rate plus 2%, is non-amortizing and payable in a single lump sum of principal and accrued interest at maturity, and will mature at the earlier of the date of closing of a debt or equity financing by the Company with net proceeds of $5 million or greater or one year from the date of the Note. In addition, the Company agreed to issue to Mr. Osman a Warrant to purchase up to 2,727,270 shares of the Company’s common stock at an exercise price of $1.10 per share. The exercise price may be paid by Mr. Osman in cash or through a cashless exercise by surrendering a portion of the warrant or underlying warrant shares with a fair market value at the time of exercise equal to the exercise price. The warrant will expire on October 11, 2014.

The note and warrants described above were issued by the Company as described above in transactions that were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act and by virtue of Rule 506 of Regulation D under the Securities Act. Such sale and issuance did not involve any public offering, was made without general solicitation or advertising, and all parties to the transactions are accredited investors with access to all relevant information necessary to evaluate the investment and represented to us that the Notes and Warrants were being acquired for investment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K:

Press release, dated October 15, 2007, by the Company announcing its regulatory strategy for its Fast Tracked Phase 3 clinical trial of its anti-cancer vaccine for the treatment of Non-Hodgkin’s Lymphoma, BiovaxID™. The Company performed a data lock in September 2007 and anticipates having an interim data analysis of unblinded data on the primary endpoint of disease-free survival for BiovaxID™ completed and publicly disclosed by March of 2008. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K

2

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature and such statements are referred to as “forward-looking statements.” The forward-looking statements in this Form 8-K include statements about our product development programs, clinical trials for our BiovaxID™ product and potential future market opportunity. Such forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Biovest’s clinical trials and product development programs. All forward looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

3

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ James A. McNulty
James A. McNulty,
Chief Financial Officer

Date: October 18, 2007

4

EXHIBIT INDEX

Exhibit Number	Description
10.1	Unsecured Promissory Note dated October 12, 2007, between Biovest International, Inc. (“Biovest”) and Ronald E. Osman.

10.2	Common Stock Purchase Warrant, dated October 12, 2007, issued by Biovest to Ronald E. Osman.

99.1	Press Release dated October 16, 2007 titled: “Biovest Announces Strategy for Seeking Early Approval of Its Anti Cancer Vaccine for Non-Hodgkins Lymphoma.”

5

Exhibit 10.1

UNSECURED PROMISSORY NOTE

$300,000.00    Dated: October 12, 2007

FOR VALUE RECEIVED, Biovest International, Inc., a Delaware corporation (“Borrower”) promises to pay to the order of Ronald E. Osman (“Lender”), the principal sum of Three Hundred Thousand Dollars ($300,000.00). This Unsecured Promissory Note is created on account of the loan by Lender in the sum of $300,000.00 to pay and satisfy certain payroll indebtedness of Borrower.

INTEREST: Commencing on October 12, 2007, the unpaid principal shall bear simple interest at the rate equal to the Prime Rate plus 2% as published on the last day of each month in the Wall Street Journal. No payment of interest shall be due until maturity.

MATURITY: The entire principal balance of this Note shall be due and payable in full on the earlier of (i) the date of closing of a loan secured by non-strategic assets of Borrower resulting in net proceeds of at least $5 million, or alternatively a sale of those assets resulting in net proceeds of at least $5 million; or (ii) one year from the date of this Note. There shall be no penalty for early repayment of all or any part of the principal.

DEFAULT: The Borrower shall be in Default of this Note on the occurrence of any of the following events: (i) the Borrower shall fail to meet its obligation to make the required principal or interest payments hereunder; (ii) the Borrower shall be dissolved or liquidated; (iii) the Borrower shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing their inability to pay their debts as they become due; (iv) the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned; (v) the Borrower shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution.

REMEDIES: Upon default of this Note, Lender may declare the entire amount due and owing hereunder to be immediately due and payable. Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note.

MISCELLANEOUS: Notwithstanding any provision herein or in any documents or instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits now or at any time in the future imposed by the applicable laws of the State of Delaware.

This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware, notwithstanding the application of choice of law principles. Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.

BORROWER:

BIOVEST INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	CFO/Secretary

Exhibit 10.2

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT IS

RESTRICTED AS DESCRIBED HEREIN.

W-4113
Warrant Shares: 2,727,270	Date of Grant: October 12, 2007

BIOVEST INTERNATIONAL, INC.

Warrant for the Purchase of up to Two Million Seven Hundred Twenty-Seven Thousand Two

Hundred Seventy Shares

of Common Stock, par value $ 0.01 per share

THIS WARRANT CERTIFIES that, for value received, Ronald E. Osman (including any transferee, the “Holder”), is entitled to subscribe for and purchase from BIOVEST INTERNATIONAL, INC., a Delaware corporation (the “Company”), upon the terms and conditions set forth herein, up to an aggregate of Two Million Seven Hundred Twenty-Seven Thousand Two Hundred Seventy Shares (2,727,270) Shares of Common Stock, par value $ 0.01 per share (“Common Stock”), at a price (the “Exercise Price”) equal to $1.10 per share. All warrants are fully vested on the date hereof.

All rights to purchase shares pursuant to this Warrant must be exercised before 5:00 P.M. on October 11, 2014, New York time (the “Exercise Period”). As used herein the term “this Warrant” shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

The number of shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) and the Exercise Price may be adjusted from time to time as hereinafter set forth.

This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the “Election to Exercise” attached hereto, duly executed) to the Company at its office at 324 Hyde Park Avenue, Suite 350, Tampa FL 33606 or at such other place as is designated in writing by the Company, together with cash or a certified or bank cashiers check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. Each Warrant not exercised prior to the expiration of the Exercise Period shall become null and void and all rights thereunder shall cease as of such time.

Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =	Y(A-B)
A

Where X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A =	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B =	the Exercise Price per share (as adjusted to the date of such calculation)

The Holder shall be deemed to be the holder of record of the Warrant Shares as soon as the Company receives the Warrant, the “Election to Exercise” and the aggregate Exercise Price for the Warrant Shares in accordance with Section 1; provided, however, that if the date of such receipt is a date upon which the transfer books of the Company are closed, the Holder shall be deemed to be the record holder on the next succeeding business day on which such books are open. As soon as practicable after each such exercise of this Warrant, the Company shall issue and cause to be delivered to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the remaining unexercised balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor,

2

administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of the transfer of this Warrant, the Company shall cause to be delivered a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder.

The Holder acknowledges that he has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company’s reliance thereon is based in part upon the representations to the Company made by the original Holder. The Holder acknowledges that he is familiar with the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or such Warrant Shares except as specifically provided herein, or (ii) this Warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

In the event that the Company plans to file a registration statement with the U. S. Securities and Exchange Commission covering shares of common stock of the Company (“Registration Statement”), the Company shall provide written notice to Holder and Holder shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, the Company shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if the Company reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely effect the Company.

The Holder represents that he/she is an “Accredited Investor” as defined in the Act.

The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of providing for the exercise of the rights to purchase Warrant Shares granted pursuant to the outstanding Warrants, such number of shares of Common Stock as shall, from time to time, be required therefor. The Company covenants that the Warrant Shares, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

3

In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, the Company shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger.

The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer or delivery of this Warrant to a person other than, or the issuance and delivery of any certificate in a name other than that of the registered Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

The Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such warrant Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A

4

REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

In addition, any Warrants issued upon transfer or any new Warrants issued shall bear a similar legend.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), including an affidavit of the Holder thereof that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

The Holder of any Warrant shall not have solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this warrant.

This Warrant shall be construed in accordance with the laws of the State of Florida applicable to contracts made and performed within such State, without regard to principles governing conflicts of law.

The Company irrevocably consents to the jurisdiction of the courts of the State of Florida and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument.

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at 324 Hyde Park Avenue, Suite 350, Tampa FL 33606, Attention: President, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 13 shall be deemed given at the time of receipt thereof.

5

This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

Dated: October 12, 2007

BIOVEST INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	CFO/Secretary

6

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED,                          hereby sells, assigns, and transfers unto                         a Warrant to purchase                      shares of Common Stock, par value $0.01 per share, of BIOVEST INTERNATIONAL, INC. (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint                      attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:

Signature

Signature Guarantee

NOTICE

The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

7

To:	BIOVEST INTERNATIONAL, INC.
324 S. Hyde Park Avenue, Suite 350
Tampa, FL 33606

ELECTION TO EXERCISE

The undersigned hereby exercises his or its rights to purchase                      Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $             in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:

Name:
(Print)

Address:

(Signature)

(Signature Guarantee)

(Signature Guarantee)

8

Exhibit 99.1

BIOVEST ANNOUNCES STRATEGY FOR SEEKING EARLY APPROVAL OF

ITS ANTI-CANCER VACCINE FOR NON-HODGKINS LYMPHOMA

Company Anticipates Completing Analysis of Unblinded Data and Releasing Results

by March of 2008

Worcester, MA—(BUSINESS WIRE)—Biovest International, Inc. (OTCBB: BVTI), a majority owned subsidiary of Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI) announced today its regulatory strategy for its Fast Tracked Phase 3 clinical trial of its anti-cancer vaccine for the treatment of Non-Hodgkin’s Lymphoma, BiovaxID. The trial was begun by the National Cancer Institute in 2000. The Company performed a data lock in September 2007 and anticipates having an interim data analysis of unblinded data on the primary endpoint of disease-free survival for BiovaxID completed and publicly disclosed by March of 2008.

In June 2007, the independent Data Monitoring Committee (DMC) for BiovaxID reviewed the available unblinded clinical trial data from the BiovaxID Phase 3 trial. The DMC confirmed that at that time there were no safety concerns. Based on their review of the available data, the DMC recommended implementation of a data lock on the clinical trial data to take effect in September 2007 and requested that an interim analysis of the study’s efficacy endpoints and overall safety profile be performed. Accordingly, the Company has temporarily halted recruitment, randomization, and treatment in the phase 3 trial pending the analysis of the unblinded data. The Company anticipates providing BiovaxID to any patients randomized on an unblinded basis pursuant to a compassionate use exemption.

Subject to the completion of the anticipated analysis of the unblinded trial data, the Company plans to seek accelerated conditional approval for BiovaxID in the United States, Europe and Switzerland. The Company anticipates scheduling meetings with the FDA and EMEA to review its revised strategy for early approval of BiovaxID.

“We are delighted with the DMC’s actions and their analysis of the available safety data,” said Dr. Angelos Stergiou, M.D., Biovest’s Executive Director, Medical Affairs and Clinical Research. “BiovaxID™ is a promising personalized therapeutic vaccine for follicular lymphoma. With the previously-announced Phase 2 efficacy follow-up data of more than 9 years with a survival rate of 95% and the current outstanding safety profile of the Phase 2 and Phase 3 trials, along with our large sample size of over 200 subjects to date, we are encouraged by BiovaxID’s risk-benefit ratio for treatment of follicular Non-Hodgkin’s Lymphoma.”

Dr. Steve Arikian, Biovest’s CEO stated, “We are pleased that we can dedicate our limited capital resources to the important function of analyzing the locked data and cooperating with our DMC and with the FDA and EMEA regarding the potential for accelerated and conditional approval.”

BiovaxID™ is a personalized, patient-specific therapeutic vaccine designed to stimulate the patient’s own immune system to recognize and destroy cancerous B-cells that may remain in the body or may arise after the patient has been treated with chemotherapy. Unlike many other approaches to treating NHL, BiovaxID™ is designed to kill only cancerous B-cells. The Company acquired its rights to BiovaxID from the National Cancer Institute (“NCI”) through a Cooperative Research and Development Agreement. The NCI commenced the Phase 2 Clinical Trial for BiovaxID in 1993 and the pending Phase 3 Clinical Trial was commenced in 2000. BiovaxID™ is a therapeutic, anti-cancer vaccine for the indication of follicular Non-Hodgkin’s lymphoma (NHL). Additionally, we anticipate that BiovaxID could potentially be used to treat other types of B-cell cancers such as Mantle Cell Lymphoma, Chronic Lymphocytic Leukemia and Multiple Myeloma.

About Biovest International, Inc.

Biovest International, Inc., is a pioneer in the development of advanced individualized immunotherapies for life-threatening cancers of the blood system. Biovest is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc., (NASDAQ:ABPI ) with its remaining shares publicly traded. Biovest has a foundation in the manufacture of biologics for research and clinical trials. In addition, Biovest develops, manufactures and markets patented cell culture systems, including the innovative AutovaxID™, which is being marketed as an automated vaccine manufacturing instrument and for production of cell-based materials and therapeutics. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. For further information, visit the Company Web site at www.biovest.com.

About Accentia Biopharmaceuticals

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNase(TM), a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNase has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program.

Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxID(TM) and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business, which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about BiovaxID and AutovaxID and any other statements relating to Biovest’s products, product candidates, and product development programs. Such statement may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Biovest’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Biovest’s clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in Biovest’s filings with the Securities and Exchange Commission. All forward looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CONTACT:

Biovest International, Inc., Worcester, Mass.

Steven Arikian, MD

Chairman and Chief Executive Officer

Tel 212 686 4100 ext 8640

sarikian@biovest.com

Exhibit 99.2

Accentia Biopharmaceuticals Announces Unblinding and Analysis of Fast Tracked

Phase 3 Trial for BiovaxID™

After 15 years of Clinical Studies, Personalized Anti-Cancer Vaccine for Non-Hodgkins

Lymphoma Appears to Offer Hope of a Cure for Otherwise Fatal Cancer

TAMPA, FL—(BUSINESS WIRE)—Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI) majority owned subsidiary, Biovest International, Inc. (OTCBB: BVTI), announced today its regulatory strategy for its Fast Tracked Phase 3 clinical trial of its anti-cancer vaccine for the treatment of Non-Hodgkin’s Lymphoma, BiovaxID™. The trial was begun by the National Cancer Institute in 2000. The Company performed a data lock in September 2007 and anticipates having a data analysis of unblinded data on the primary endpoint of disease-free survival for BiovaxID™ completed and publicly disclosed by March of 2008.

BiovaxID™ has been in human clinical studies since 1993. Non-Hodgkins lymphoma is an indolent but typically fatal cancer despite recent advances including monoclonal antibodies like Rituxan. Independent clinical studies at the National Cancer Institute, Stanford University, and the University of Navarra have demonstrated that a BiovaxID™ formulation used in conjunction with standards of care can have substantial clinical benefit measured in terms of additional years of disease free survival and in some cases, with over 9 years of follow-up, long term complete remissions which appear to be cures. BiovaxID™ is a targeted therapeutic which has an outstanding safety profile because it does not cause collateral damage to normal, non-cancerous cells.

In June 2007, the independent Data Monitoring Committee (DMC) for BiovaxID™ reviewed the available unblinded clinical trial data from the BiovaxID™ Phase 3 trial. The DMC confirmed that at that time there were no safety concerns. Based on their review of the available data, the DMC recommended implementation of a data lock on the clinical trial data to take effect in September 2007 and requested that an interim analysis of the study’s efficacy endpoints and overall safety profile be performed. Accordingly, the Company has temporarily halted recruitment, randomization, and treatment in the phase 3 trial pending the analysis of the unblinded data. The Company anticipates providing BiovaxID™ to any patients randomized on an unblinded basis pursuant to a compassionate use exemption.

Subject to the completion of the anticipated analysis of the unblinded trial data, the Company plans to seek accelerated conditional approval for BiovaxID™ in the United States, Europe and Switzerland. The Company anticipates scheduling meetings with the FDA and EMEA to review its revised strategy for early approval of BiovaxID™.

BiovaxID™ is a personalized, patient-specific therapeutic vaccine designed to stimulate the patient’s own immune system to recognize and destroy cancerous B-cells that may remain in the body or may arise after the patient has been treated with chemotherapy. Unlike many other approaches to treating NHL, BiovaxID™ is designed to kill only cancerous B-cells. The Company acquired its rights to BiovaxID™ from the National Cancer Institute (“NCI”) through a Cooperative Research and Development Agreement. The NCI commenced the Phase 2 Clinical Trial for BiovaxID™ 1993 and the pending Phase 3 Clinical Trial was commenced in 2000. BiovaxID™ is a therapeutic, anti-cancer vaccine for the indication of follicular Non-Hodgkin’s lymphoma (NHL). Additionally, we anticipate that BiovaxID™ could potentially be used to treat other types of B-cell cancers such as Mantle Cell Lymphoma, Chronic Lymphocytic Leukemia and Multiple Myeloma.

About Biovest International, Inc.

Biovest International, Inc. is a pioneer in the development of advanced individualized immunotherapies for life-threatening cancers of the blood system. Biovest is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc., (NASDAQ:ABPI ) with its remaining shares publicly traded. Biovest has a foundation in the manufacture of biologics for research and clinical trials. In addition, Biovest develops, manufactures and markets patented cell culture systems, including the innovative AutovaxID™, which is being marketed as an automated vaccine manufacturing instrument and for production of cell-based materials and therapeutics. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID™ which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID™ has been granted Fast Track status by the FDA. For further information, visit the Company Web site at www.biovest.com.

About Accentia Biopharmaceuticals

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNase™, a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNase has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program.

Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxID™ and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID™ which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID™ has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business, which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about BiovaxID™ and AutovaxID™ and any other statements relating to Biovest’s products, product candidates, and product development programs. Such statement may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Biovest’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Biovest’s clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in Biovest’s filings with the Securities and Exchange Commission. All forward looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CONTACT:

Accentia Biopharmaceuticals, Inc., Tampa, FL

Susan Bonitz, PhD, 813-864-2554—Extension: 277

sbonitz@accentia.net

Exhibit 99.3

Accentia Announces Results of Market Survey on Chronic Sinusitis

Based on Responses From 750 ENT Specialists

Market Research Confirms Over 90% of ENT Respondents Believe That Fungal-Induced

Inflammation Can Cause Chronic Sinusitis and That a Need Exists for an

FDA-Approved Intranasal Antifungal for the Disease

TAMPA, Fla., October 17, 2007—(BUSINESS WIRE)—Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI—News) announces the results of a market research study conducted with ear, nose, and throat specialists (ENTs or otolaryngologists), concerning their attitudes about the causation of Chronic Sinusitis (CS), the diagnosis, and the management of the disease. Beechwood Associates, Inc., designed the survey, collected data, and performed the analysis. Accentia Pharmaceuticals’ sales representatives called on 950 specialists to ask them to complete the survey and 750, or 78% of those specialists, elected to participate. There are an estimated ten thousand ENT specialists in the U.S., so the sample size represents about 7% of all ENT specialists.

The respondents as a group see over ten thousand patients with CS each week. The results show that there is a very substantial acceptance of a fungal-induced etiology for CS:

•	91% of respondents indicated that they believe that a fungal-induced inflammation can cause CS (N=750)

•

91% of respondents familiar with the secretion of eosinophilic major basic protein (eMBP) in the fungal-induced etiology of CS indicated their enthusiasm for a diagnostic, which detects eMBP in mucus (SinuTest™) (N=497)

•	53% of respondents indicated that they are currently prescribing off-label compounded intranasal antifungals for CS, and they identified the compounding pharmacies that they are using (N=750)

•	96% of the respondents familiar with intranasal antifungal treatment for CS indicated that they believe there is a need for an FDA-approved intranasal antifungal for this indication (N=562)

Accentia Biopharmaceuticals has previously announced evidence that most, if not all cases of chronic sinusitis (CS), are due to a fungal-induced inflammation as originally proposed by investigators at the Mayo Clinic. The data were collected as part of the Company’s ongoing pivotal Phase 3 clinical trial for its lead pharmaceutical product, SinuNaseTM, an intranasal formulation of the antifungal amphotericin B 0.01% suspension. At the time of enrollment, all patients have had nasal mucin collected. Subsequently, these specimens are being tested for eosinophilic major basic protein (eMBP) and measurement of eMBP in nasal mucin is done using the diagnostic, SinuTestTM.

SinuTestTM is a patented technology developed at the Mayo Foundation for Medical Education and Research. The technology is exclusively licensed to IMMCO Diagnostics, which has an exclusive commercialization agreement with Accentia Biopharmaceuticals. The Company believes that SinuTestTM will be a useful adjunct for identification of patients who are suspected of having CS and who may be candidates for treatment with SinuNaseTM, assuming Food and Drug Administration (FDA) approval.

To receive information on how physicians and patients can access SinuTestTM, IMMCO has provided the following toll free number: 800-537-8378.

As previously announced, Accentia has received Fast Track status from the FDA for SinuNaseTM, and it is conducting a randomized, double-blind, placebo-controlled Phase 3 clinical trial with severe CS patients at more than 50 sites across the U.S. To the knowledge of the Company, this is the first and only Phase 3 clinical trial for CS and the only intranasal antifungal that has been submitted to the FDA as an Investigative New Drug (IND). The initial study population is with patients that have severe CS who have undergone sinus surgery, but who are struggling with recurrent CS. The Company has previously announced that it has completed enrollment in its Phase 3 clinical trial of SinuNase for the treatment of CS.

Despite the fact that there are over 60 million patients in the U.S. and EU that have CS, and that CS is by far the most common chronic respiratory disease with a commercial market approximately twice the size of asthma, there is currently no approved prescription pharmaceutical available for treatment of the disease. If approved, SinuNase will be the first therapy available to treat sufferers of CS.

Accentia Biopharmaceuticals is commercializing SinuTestTM for the confirmation of CS. Investigators at Mayo discovered that a ubiquitous, normally innocuous mold, Alternaria, colonizes in the mucus of the nose and sinus of virtually everybody. However, it was found that in patients with CS, this non-invasive mold elicits an eosinophilic inflammatory response characterized by the release of eMBP in the mucus, which then damages the mucosal epithelial lining of the nose and sinuses, leading to the inflammatory mucosal changes characteristic of CS. The SinuTest diagnostic uses a small sample of mucus from the patient’s nose and tests for eMBP, which is uniquely detectable in the nasal mucin of patients with CS.

About Accentia Biopharmaceuticals

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNaseTM, a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNaseTM has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program. Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxIDTM and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxIDTM which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxIDTM has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business, which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about RevimmuneTM, SinuNaseTM, BiovaxIDTM, AutovaxIDTM, SinuTestTM and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.

Contact:

Accentia Biopharmaceuticals, Inc., Tampa, FL

Susan Bonitz, PhD, 813-864-2554—Extension: 277

sbonitz@accentia.net